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                                                                  EXHIBIT 10.18


                               ENVOY CORPORATION
                              EMPLOYMENT AGREEMENT


This Agreement, made by and between ENVOY Corporation, a Tennessee Corporation, (hereinafter referred to as "ENVOY") and Richard P. Caliri, (hereinafter referred to as "Executive"), is hereby entered into for the exchange of mutual promises and for good and valuable consideration, the sufficiency of which is hereby mutually acknowledged, whereby Executive requests employment and ENVOY by its acceptance of this Agreement agrees to provide employment upon the terms and conditions hereinafter set forth.

1.        Acceptance - This Agreement shall become effective March 6, 1996.

2. Term - The term of this Agreement shall be for an initial period of 22 months, ending on December 31, 1997, and shall thereafter automatically be extended on a yearly basis, unless on or before November 1, 1997, or November 1 of any subsequent year, either the Executive or the Company gives the other party notice that the term of this Agreement will not be so extended, in which case the term of this Agreement will end on the end of the year designated in the notice.

3. Policy and Procedures Manual - ENVOY does herewith furnish and loan to Executive a Policy and Procedures Manual (hereinafter referred to as the "MANUAL"), receipt of which is hereby acknowledged by Executive. Said MANUAL is incorporated herein by reference and Executive agrees to comply with the requirements therein, including, but not limited to, ENVOY policies, procedures and business practices.

          a. Executive acknowledges that said MANUAL contains confidential business information of ENVOY, and Executive agrees to neither disclose the contents of said MANUAL to any person except to other employees of ENVOY, nor to reprint nor reproduce said MANUAL in whole or in part for any purpose other then prescribed therein.

          b. The MANUAL may be added to and otherwise modified by ENVOY from time to time, if deemed necessary by ENVOY to improve the standards of quality, clarity, consistency, or efficiency of any policy, procedure, or business practice. The provisions of the MANUAL, as modified from time to time, shall constitute provisions of this Agreement as if they were fully set forth herein, and shall apply consistently to all employees, except as deviations from this requirement are necessitated by physical or legal circumstances, except that provisions of the MANUAL shall not supersede provisions of this Agreement.

4. Position and Duties - Subject to the power of the Board of Directors of the Company to elect and remove officers and the Power of the stockholders to remove directors, the Executive shall serve the Company as Senior Vice President - Sales and Marketing; and shall perform, faithfully and diligently, the services and functions relating to such office or otherwise reasonably incident to such office as may be designated from time to time by the Board of Directors of the Company; provided that all such services and functions shall be reasonable and within the Executive's area of expertise; and provided further that the Executive shall be physically capable of performing the same.

4.1 Place of Employment - During the term of this Agreement, the Company shall maintain its principal executive offices in the Nashville, Tennessee area, and the Executive's primary place of employment shall be at such principal executive offices. During the term of this Agreement, the Company will provide the Executive with a private office, and customary staff support services, all as are commensurate with the services and








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          functions to be performed by him hereunder.

5. Salary and Other Benefits: Subject to the terms and conditions of this Agreement:

5.1 Salary - As compensation for his services under and during the term of his employment under this Agreement, the Executive shall be paid an annual salary of not less than $160,000.00, payable in accordance with then current payroll policies of the Company. Such salary shall be subject to increase by the Board of Directors of the Company (or the appropriate committee thereof) from time to time. The annual salary payable by the Company to the Executive pursuant to this paragraph 5.1 herein is sometimes referred to as his "Base Salary."

          For the period from the effective date of this Agreement until Executive completes his relocation to the Nashville, Tennessee area, Executive shall be paid a supplemental salary of $1250.00 per week which will not, for the purposes of this Agreement, be included in his Base Salary.

          (a) In addition, the Company shall pay Executive a bonus of up to Sixty Thousand Dollars ($60,000) per year subject to certain performance criteria as set forth by the Chairman and President. There would be a $20,000 bonus at 100% of sales quota, $20,000 bonus payable at 100% of gross sales profit target, and $20,000 bonus based on ENVOY's achieving 100% of its earning per share target. Bonuses of lower amounts may be earned for performance near, but not at, 100% of goal levels. Thirty-five Thousand Dollars ($35,000) would be guaranteed in the first year of this agreement; thereafter, an annual bonus of Twenty Thousand Dollars ($20,000) would be guaranteed.

          (b) ENVOY grants to Executive stock options under the 1995 Stock Incentive Plan as follows: effective March 6, 1996,
                100,000 options vesting 1/3 (March 6, 1997) - 1/3 (March 6,
                1998) - 1/3 (March 6, 1999) over a three (3) year period; and an additional 100,000 options vesting five years from March 6, 1996. The option price per share shall be at the average bid price on March 6, 1996, which was $20.75.

          (c) The Executive shall have the right to participate in all group benefit plans of the Company (including without limitation, disability, accident, medical,life insurance, hospitalization and pension), all in accordance with the Company's regular practices with respect to its senior officers.

          (d) The Executive shall be entitled to reimbursement from the Company for reasonable out-of-pocket expenses incurred by him in the course of the performance of his duties hereunder.

          (e) The Executive shall be entitled to reimbursement from the Company for reasonable expenses incurred by him in the course of relocating to the Nashville, Tennessee area including, but not limited, to: travel for Executive and spouse for the purpose of purchasing a home and conducting such other business as is required to complete that purchase; "points", origination fees, home inspection fees and any other fees, expenses and taxes usually necessary to complete the purchase transaction; the cost of packing and moving Executive's furniture and other possessions to Executive's new home in the Nashville area; and costs incurred by Executive as a result of his leaving his current leased residence prior to the expiration of the current lease on that residence. Such expense reimbursement will be increased to an amount sufficient to offset taxes applied





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                 to the reimbursement, resulting in a "no gain/no loss" position to Executive.

                 Notwithstanding the above, the Company's reimbursement to Executive under this section shall not exceed $50,000.

          (f) Executive shall be entitled to twenty (20) days of paid vacation. Executive recognizes the essential nature of his duties and hereby agrees the maximum amount of vacation time to be taken shall not exceed twenty (20) consecutive days. Executive may accumulate up to forty (40) days.

6. Termination and Resignation - The Company shall have the right to terminate the Executive's employment hereunder at any time and for any reason, and upon any such termination the Executive shall be entitled to receive from the Company prompt payment of the amount determined pursuant to the applicable subparagraph of Paragraph 7 below. The Executive shall have the right to terminate his employment hereunder at any time by resignation, and he shall thereupon be entitled to receive from the Company prompt payment of the amount determined pursuant to the applicable subparagraph of Paragraph 7 below.

7.        Payments Upon Termination and Resignation

7.1 Pro Rata Payments - If (a) the Company at any time terminates the Executive's employment for cause (as defined below), or (b) prior to the occurrence of a Change In Control (as defined below) of the Company, the Executive voluntarily resigns for any reason other than because of an uncured material breach by the Company of any term of this Agreement, then in each case the Executive shall be entitled to receive only his Base Salary on a pro rata basis to the date of termination. If the Executive at any time dies or becomes disabled (being the inability of the Executive to perform his normal employment duties for the remainder of the term of this Agreement because of either physical or mental incapacity), the Executive shall be entitled to receive only his Base Salary plus Average Bonus (as defined below) on a pro rata basis to the date of termination or resignation. For purposes of this Paragraph 7.1, "pro rata" shall mean the product of the Executive's annual Base Salary and Average Bonus that would have been payable had the Executive's employment not terminated multiplied by a fraction the denominator of which is 365 and the numerator of which is the number of days during the calendar year that have passed through the date of the termination of the Executive's employment.

7.2 Base Salary and Average Bonus Payment - If prior to the occurrence of an Initial Change in Control Event (as defined below), the Company terminates the Executive's employment because of a Discharge Event (as defined below), or if prior to the occurrence of a Change in Control of the Company, the Executive resigns because of the uncured material breach by the Company of any term of this Agrement, then in each case the Executive shall be entitled to receive a lump sum payment equal to his Base Salary and Average Bonus.

7.3 Change of Control Payment - If after the occurrence of an Initial Change of Control Event of the Company, the Company terminates the Executive's employment hereunder (a) because of a Discharge Event, or
          (b) without Cause and without any Discharge Event, then in either case the Company will pay to the Executive a lump sum termination payment equal to his Base Salary and his Average Bonus (collectively, the "Lump Sum Payment"). If after the occurrence of a Change in Control of the Company, (a) the Company terminates the Executive's employment hereunder for any reason other than for Cause (other than his death or disability), or (b) the Executive voluntarily resigns his employment hereunder for any reason (other than his death or disability), then in each





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          case the Company will pay to the Executive the Lump Sum Payment.

7.4 Contract Term Payment - If prior to the occurrence of an Initial Change in Control Event of the Company, the Company terminates the Executive's employment hereunder without Cause and without any Discharge Event, then the Executive shall be entitled to receive his Base Salary plus his Average Bonus, payable in the same amounts and at the same times as if the Executive's employment had not terminated, for 12 months from date of termination. If notice is given to the Executive by the Company pursuant to Section 2 of this Agreement that the term of this Agreement will not be extended, the Executive shall be entitled to receive his Base Salary plus his Average Bonus, payable in the same amounts and at the same times as if the Executive's employment had not terminated, for 12 months from the date of termination.

7.5       Certain Definitions

          (a) "Average Bonus" shall mean that result obtained by dividing the sum of the bonuses, if any, paid to the Executive pursuant to Paragraph 5.1(a) above in respect of the two years next preceding the year of Executive's termination or resignation by the number of years during such two-year period in which the Executive was entitled to receive a bonus pursuant to paragraph 5.1(a) above.

          (b) Termination by the Company of the Executive's employment for "Cause" shall mean termination upon the willful misappropriation of funds or properties of the Company or the willful contravention of the standards referred to in the last sentence of Paragraph 10 below. For purposes of this definition, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors of the Company at a meeting of the Board duly called and held (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board) finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth above and specifying the particulars thereof in detail.

          (c) A "Change in Control" shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing fifty-one percent or more of the combined voting power of the Company's then outstanding securities; or
                 (iii) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.











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          (d)   The "Code" shall refer to the Internal Revenue Code of 1986, as amended.

          (e) A "Discharge Event" shall have occurred if the Executive shall have received a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Compensation Committee of the Board of Directors of the Company finding that, upon the recommendation of and for the reasons cited by the Chairman of the Company, the Executive is no longer discharging his duties in a manner consistent with the effective administration of the affairs of the Company and hence the continued employment of the Executive is no longer in the best interest of the Company.

          (f) An "Initial Change in Control Event" shall be conclusively deemed to have occurred when any individual, group, partnership, corporation, trust or other entity ("Person") initiates a course of action or conduct that, in the good faith judgement of the Board of Directors of the Company, might reasonably be expected to lead to a Change in Control of the Company. For example and without limiting the scope of the foregoing, an Initial Change in Control Event would include the public announcement or other disclosure by a Person of its intention (i) to acquire by private or open market purchase, tender offer, exchange offer, or otherwise forty percent or more of the combined voting power of the Company's outstanding securities, or (ii) to solicit proxies or consents for the removal of at least three incumbent directors or the election of at least persons to serve as directors of the Company in opposition to nominees proposed by the Board of Directors of the Company.

8. Acceleration of Options - Contemporaneously with the occurrence of a Change in Control of the Company, the Board of Directors of the Company (or the appropriate committee thereof) to the extent allowable under the plan, will accelerate all outstanding operations previously granted to the Executive under any then existing Company stock option, stock appreciation or other employee incentive plan that are not otherwise exercisable by the Executive at the time the Change in Control of the Company occurs.

9. Title and Interests in Employee Inventions and Work Product - Executive recognizes, acknowledges, and hereby agrees that all work products, hardware or software, produced, designed or improved while under the employ of ENVOY, whether patentable or not, become and shall remain the exclusive property of ENVOY and thereby ENVOY has the exclusive right to use, manufacture, license and/or sell all inventions, design work, products and any tangible or intangible work product produced, developed or improved while Executive is employed by ENVOY. It is herby mutually agreed that upon termination of this Agreement, for whatever reason, Executive shall have no ownership, interest, license or claim with respect to any work product or products covered hereunder or to the goodwill in any such work product.

10. Confidentiality and Non-Disclosure of Information - Executive recognizes, acknowledges and hereby agrees that all information acquired by virtue of this Agreement or the relationship created by this Agreement concerning ENVOY customer names, contracts, number of retail establishments, dollar volumes of business, transaction volumes, establishment discounts, and other customer data obtained through confidentiality or service agreements constitute TRADE SECRETS of ENVOY and will be treated by Executive as confidential and proprietary and shall not be used or disclosed, in whole or in part, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever during the term of this Agreement.





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11.       Restrictive Covenants

11.1 Non-Compete - During the term of this Agreement (including any renewal periods as provided in paragraph 2) and for a period of 12 months following the termination of Executive's employment with the Company under section 7.1 of this Agreement, Executive covenants and agrees he will not, without the express approval of the Board of Directors, directly or indirectly anywhere in the continental United States become interested in any person engaged in any business directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity, if such business is competitive directly or indirectly, to the Company's Business and substantially injurious to the Company's financial interests; provided, however, that Executive may own, directly or indirectly, solely as an investment, securities of any entity if Executive (a) is not a controlling person with respect to such entity and (b) does not, directly or indirectly, own five percent or more of any class of the securities of such entity.

11.2 Additionally, Executive recognizes, acknowledges and hereby agrees that all information made available by ENVOY or that becomes available pursuant to this Agreement concerning ENVOY work products, hardware or software, that involve written printouts, magnetic media copies of software, diagrams, sketches, processes, formulas, algorithms, notes, graphs, blueprints, copies of transcripts, schematics, logic diagrams, circuit diagrams, components, material or material lists constitute TRADE SECRETS of ENVOY and will be treated by Executive as confidential and proprietary and shall not be used or disclosed, in whole or in part, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, whether or not any portion thereof is or may be validly copyrighted or patented.

11.3 Executive agrees not to alter, duplicate, represent, imitate, or reverse engineer any work product, hardware or software, covered hereunder, in a manner so as to cause any third party to regard any ENVOY work products as those belonging to Executive and in so doing, to purchase same and thereby deny revenue to ENVOY. Provisions of this article shall apply to copied or imitated products, hardware or software, possessing either functional or nonfunctional similarity of features.

11.4 In the event of a breach or threatened breach by Executive of the provisions of Article 11.2, or any part thereof, ENVOY shall be entitled to immediate injunctive relief, without bonds, restraining Executive from disclosing, in whole or in part, the TRADE SECRETS of ENVOY, or from rendering any services to any person, firm, corporation, association, or other entity to whom such list, in whole or in part, has been disclosed. Nothing herein shall be construed as prohibiting ENVOY from pursuing any other remedies available to ENVOY for such breach or threatened breach.

12. Governing Law - This Agreement shall be interpreted and governed exclusively in accordance with the laws of the State of Tennessee, USA.

13. Severability - Should any part of this Agreement for any reason be declared invalid, whether by court or legislative action, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of the Agreement without any such part, parts, or portions which may, for any reason, be hereafter declared invalid.

14. No obligation to Mitigate - The Executive shall not be required to mitigate the amount of









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          any payment provided for in Paragraph 7 by seeking other employment or otherwise, nor shall the amount of any payment provided for in Paragraph 7 be reduced by any compensation earned by the Executive as a result of employment by another employer or otherwise.

15. Notices - It is mutually agreed that all notices required or permitted under this Agreement shall be in writing and be given by personal service or by depositing a copy thereof in United States Postal Service certified or registered mail, with postage thereon fully prepaid, in a sealed envelope, to the following addresses or to such other addresses as may be designated by notice in writing. Any notices given hereunder shall be deemed to be given when served personally or three (3) days after deposited with the United States Postal Service as aforesaid.

                TO ENVOY:            ENVOY CORPORATION
                                     Two Lakeview Place
                                     15 Century Boulevard, Suite 600
                                     Nashville, Tennessee 37214

                TO Executive:        Mr. Richard P. Caliri
                                     88 E. 64th Street, Apt. 2801
                                     New York, NY 10021

16. Waiver of Breach - The waiver of a breach of any provision of this Agreement by ENVOY shall not operate or be construed as a waiver of any subsequent breach by Executive.

17. Construction - All references herein in the singular shall be construed to include the plural where applicable, and the masculine is to include the feminine and neuter genders and all agreements, obligations and covenants herein assumed by Executive shall be by the individual named herein as Executive.

18. Entire Agreement - EXECUTIVE AND ENVOY ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE THAT THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SHALL SUPERSEDE ALL PREVIOUS PROPOSALS, NEGOTIATIONS, COMMITMENTS, AND COMMUNICATIONS. IT MAY NOT BE RELEASED, DISCHARGED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING, DULY EXECUTED BY EACH OF THE PARTIES HERETO.


IN WITNESS WHEREOF, the below named parties have accepted and executed the above Agreement on the date written below.

Accepted by:

ENVOY CORPORATION                              EMPLOYEE


/s/ Fred C. Goad Jr.                           /s/ Richard P. Caliri
- --------------------------                     ----------------------------
Authorized Signature                           Employee Signature


Fred C. Goad Jr.                               Richard P. Caliri
- --------------------------                     ----------------------------
Name (Typed or Printed)                        Name (Typed or Printed)







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